                             ARTICLES OF AMENDMENT
                                      TO
                           ARTICLES OF INCORPORATION
                                      OF
                     MORGAN STANLEY UNIVERSAL FUNDS, INC.

     MORGAN STANLEY UNIVERSAL FUNDS, INC. (the "Corporation"), a corporation organized under the laws of the State of Maryland, having its principal place of business at 1221 Avenue of the Americas, New York, NY 10020, does hereby certify to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

     SECOND: Pursuant to the authority contained in Section 2-605(a)(4) of the Maryland General Corporation Law and under authority contained in Article THIRTEENTH of the Articles of Incorporation of the Corporation, the full Board of Directors by unaminous consent dated April 30, 1997, have changed the name of one of the Corporation's classes of Common Stock, the "Growth Portfolio" to the "Equity Growth Portfolio."

     THIRD: Pursuant to the requirements of Section 2-607 of the Maryland General Corporation Law, the Board of Directors has determined to file of record these Articles of Amendment, which Amendment is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders and which Amendment is solely for the purpose of changing the name of one of the Corporation's classes of Common Stock.

     FOURTH: Article FIFTH, Section 3 of the Articles of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

     Pursuant to Section 2-105 of the Maryland General Corporation Law, the Board of Directors of the Corporation shall have the power to designate one or more classes of shares of Common Stock, to fix the number of shares in any such class and to classify or reclassify any unissued shares with respect to such class. Any such class (subject to any applicable rule, regulation or order of the Securities and Exchange Commission or other applicable law or regulation) shall have such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other characteristics as the Board may determine in the absence of contrary determination set forth herein. The aforesaid power shall include the power to create, by classifying unissued shares in the aforesaid manner, one or more classes in addition to those initially designated as named below. Subject to such aforesaid power, the Board of Directors has designated seventeen portfolios of the Corporation. The names of such classes and the number of shares of Common Stock classified and allocated to these classes are as follows:

                                         Number of Shares
                                         of Common Stock
Name of Class                            Classified and Allocated
-------------                            ------------------------

Money Market Portfolio                   1,000,000,000
Fixed Income Portfolio                     500,000,000
High Yield Portfolio                       500,000,000
International Fixed Income Portfolio       500,000,000
Emerging Markets Debt Portfolio            500,000,000
Balanced Portfolio                         500,000,000
Multi-Asset-Class Portfolio                500,000,000
Equity Growth Portfolio                    500,000,000
Value Portfolio                            500,000,000
Core Equity Portfolio                      500,000,000
Mid Cap Growth Portfolio                   500,000,000
Mid Cap Value Portfolio                    500,000,000
U.S. Real Estate Portfolio                 500,000,000
Global Equity Portfolio                    500,000,000
International Magnum Portfolio             500,000,000
Emerging Markets Equity Portfolio          500,000,000
Asian Equity Portfolio                     500,000,000

     IN WITNESS WHEREOF, Morgan Stanley Universal Funds, Inc. has caused these Articles of Amendment to be signed in its corporate name and on its behalf by its President and its corporate seal to be hereunto affixed and attested by its Secretary as of the 30th day of April, 1997.


                                 MORGAN STANLEY UNIVERSAL FUNDS, INC.


                                                  By: /s/ Warren J. Olsen
                                                      -----------------------
                                                      Warren J. Olsen
                                                      President

[SEAL appears here]

Attest:


/s/ Valerie Y. Lewis
-------------------------
Valerie Y. Lewis
Secretary

     THE UNDERSIGNED, President of Morgan Stanley Universal Funds, Inc., who executed on behalf of said corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                        /s/ Warren J. Olsen
                                        -------------------------
                                        Warren J. Olsen
                                        President